UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2021

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT  06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, the Board of Directors (the “Board”) of BioXcel Therapeutics, Inc. (the “Company”) appointed June Bray to the Board, effective March 1, 2021. Ms. Bray will serve as a Class I director for a term expiring at the Company’s annual meeting of stockholders to be held in 2022 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. In connection with her appointment, Ms. Bray was also appointed to the Nominating and Corporate Governance Committee (the “Nominating Committee), effective with her commencement, and will serve in lieu of Vimal Mehta who stepped down from the Nominating Committee on February 12, 2021.

Ms. Bray, 69, has served as Senior Vice President, Global Regulatory Affairs and Medical Writing of Allergan, Inc. since 2008, where she is in charge of global regulatory strategies for development projects and lifecycle management for all therapeutic areas. From 2006 to 2008, Ms. Bray was Vice President, Regulatory Affairs at Organon & Co. (prior to its merger with Merck & Co.), where she led departments responsible for regulatory activities for development and marketed products and, from 1980 to 2006, Ms. Bray served in various capacities at Berlex Laboratories, Inc., most recently as Vice President, Global Regulatory Affairs for Specialized Therapeutics/Oncology, a position she held from 2003 to 2006. Ms. Bray holds an M.B.A. from Fairleigh Dickinson University and a B.S. from the University of Rhode Island.

Ms. Bray is eligible to participate in the Company’s Non-Employee Director Compensation Program, as previously disclosed, which provides for annual compensation in the form of cash and equity-based awards. In addition, the Board granted Ms. Bray, effective with her commencement of service on March 1, 2021 (the “initial award grant date”), an option to purchase 4,167 shares of the Company’s common stock, representing a prorated amount for the period she serves on the Board until the annual equity award granted to eligible non-employee directors, which prorated award will vest and become exercisable on the earlier of the first anniversary of the initial award grant date or the day immediately prior to the date of the next annual meeting of the Company’s stockholders occurring after the initial award grant date, in either case, subject to Ms. Bray’s continued service as a non-employee director through such vesting date.

Ms. Bray is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Item 7.01             Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release announcing Ms. Bray’s appointment.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer